UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2013

MANPOWERGROUP INC.
 (Exact name of registrant as specified in its charter)

Wisconsin	1-10686	39-1672779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Manpower Place
Milwaukee, Wisconsin	53212
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (414) 961-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers;  Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As announced earlier, Owen Sullivan has resigned from his role of Executive Vice President, President – Specialty Brands, effective April 1, 2013.    On March 29, 2013, the Company and Mr. Sullivan entered into a transition agreement.

Under the agreement, Mr. Sullivan terminates his position as EVP, President – Specialty Brands on March 31, 2013, but will remain employed as a project employee until June 30, 2013 to assist with the integration of Experis, Right and certain other global sales activities.  During that period, his salary is reduced to the rate of $25,000 per month and he is not entitled to earn any bonus.  In connection with his departure at the end of June 2013, he will be entitled to receive the payments and benefits owed to him under the previously existing severance agreement with the Company. He also will be entitled to receive any payments or benefits to which he is entitled under other Company compensatory plans.

Among other such rights, Mr. Sullivan has an accrued benefit under the Company’s frozen Performance Based Deferred Compensation Plan, that is payable to him upon his termination of employment if such termination qualifies as a retirement or early retirement under the Plan. The Executive Compensation and Human Resources Committee has the discretion to designate any termination of employment as an early retirement.  In addition, Mr. Sullivan also has vested stock option awards that were granted to him under the Company’s equity incentive plans which will expire 18 months after the date of his termination.  If Mr. Sullivan was entitled to early retirement treatment, as determined by the Committee, he would have 3 years to exercise his vested stock options, but his unvested stock options would not accelerate.    The transition agreement provides that the CEO will recommend that the Committee approve Mr. Sullivan’s termination as early retirement so that he would receive his accrued benefit under the Performance Based Deferred Compensation Plan and have the longer 3-year period to exercise his vested options following his termination.

The foregoing is a summary of the transition agreement and is qualified in its entirety by reference to the separation agreement that is filed as Exhibit 10.1 to this current report on Form 8-K.

Item 9.01.   Exhibits.

Exhibit No.	Description
10.1	Employment Separation Agreement dated March 29, 2013, between ManpowerGroup Inc. and Owen Sullivan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MANPOWERGROUP INC.

Dated: April 3, 2013	By:	/s/ Richard Buchband
Richard Buchband Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Separation Agreement dated March 29, 2013, between ManpowerGroup Inc. and Owen Sullivan